Exhibit 23.1

Consent of Independent Auditors

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 11, 2003 (except Note 15, as to which the date is December 16, 2003) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-112154) and related Prospectus of SpectraSite, Inc. for the registration of 9,200,000 shares of its common stock and to the incorporation by reference into Form S-1 No. 333-             relating to the registration of 1,150,000 shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina
February 5, 2004